Exhibit 99.6

Environmental Solutions Worldwide INC.

    66,666,667 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Environmental Solutions Worldwide, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated May [__], 2011 (the “Prospectus”), hereby certifies to the Company and Bay City Transfer Agency & Registrar, as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right (as described in the Prospectus) on behalf of beneficial owners of basic subscription rights, (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the oversubscription right (as described in the Prospectus), listing separately below each such exercised basic subscription rights and the corresponding oversubscription rights (without identifying any such beneficial owner), (3) that if any beneficial owner for whom the undersigned has exercised Subscription Rights or oversubscription rights resides or has an address in the State of Arizona, the undersigned has so advised the Company and the Subscription Agent of such fact and of the aggregate number of Subscription Rights and oversubscription rights exercised by the undersigned on behalf of any such Arizona resident beneficial owner, and (4) with respect to the exercise of the oversubscription right described in (2) above, each such beneficial owner’s basic subscription right has been exercised in full:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION RIGHT

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature
Name:
(please type or print)

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

Participant
By:
Name:
Title:

DTC Subscription Confirmation Numbers